MSPC
Certified Public
Accountants and Advisors

An independent firm associated with
MOORE STEPHENS
INTERNATIONAL LIMITED

June 09, 2009

U.S. Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549
United States of America

Dear Sir/Madam,

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Yongye Biotechnology International, Inc. on Form S-1 of our Auditors' Report, dated March 19, 2009, on the consolidated balance sheet of Yongye Biotechnology International, Inc. and subsidiaries as of December 31, 2008, and the related consolidated statements of income and comprehensive income, changes in stockholders' equity, and cash flows for the year then ended.

In addition, we consent to the references to us under the heading "Experts" in the Registration Statement.

MSPC

MSPC Certified Public Accountants and Advisors, P.C.
New York, NY

www.mspc-cpa.com
708 Third Avenue, New York, NY 10017-4109 Tel 212 682-1234 Fax 212 687-8846
Member of the American Institute of Certified Public Accountants Center for Public Company Audit Firms and Private Companies Practice Section